NEWS RELEASE

Exhibit 99.2

Vanguard Natural Resources, LLC Announces Monthly Quarterly Distribution Policy

Houston – August 2, 2012 - (Business Wire) – Vanguard Natural Resources, LLC (NYSE:VNR) (“Vanguard” or “the Company”) announced today that its board of directors has approved the Company changing its quarterly distribution policy to a monthly distribution.  The monthly distribution policy will commence with the July 2012 distribution to be paid in September.  The payable date will be 45 days from the month end with the record date being the first business day of the payable date month.  As an example, the table below illustrates the new distribution policy for the next four months but will continue in this manner until further notice.

Distribution Month	Record Date	Payable Date
July 2012	September 4, 2012	September 14, 2012
August 2012	October 1, 2012	October 15, 2012
September 2012	November 1, 2012	November 14, 2012
October 2012	December 3, 2012	December 14, 2012

Richard Robert, EVP & CFO, commented, “We have listened to investors and we believe that we are giving them what they want.  A monthly distribution should allow investors to better manage their finances by matching their monthly cash outflows with monthly cash inflows.  In addition, a monthly distribution will allow us to reward our investors in a timelier manner as we make accretive acquisitions in the future.  We believe the decision to pay distributions monthly rather than quarterly will be welcomed by both our current Vanguard unitholders as well as other potential investors looking to invest in high yielding energy securities.”

In addition, Vanguard also announced today the launch of a Direct Common Unit Purchase Plan (“Plan”) and a Direct Reinvestment Plan (“DRIP”) that will begin on August 27, 2012.  The Plan and DRIP will be administered by American Stock Transfer & Trust, LLC (“AST”).  AST will also become the appointed transfer agent and registrar for Vanguard effective August 27, 2012 replacing the existing transfer agent and registrar, Computershare Trust Company, N.A.

About Vanguard Natural Resources, LLC

Vanguard Natural Resources, LLC is a publicly traded limited liability company focused on the acquisition, production and development oil and natural gas properties. The Company's assets consist primarily of producing and non-producing oil and natural gas reserves located in the Permian Basin in West Texas and New Mexico, the Big Horn Basin in Wyoming and Montana, the Arkoma Basin in Arkansas and Oklahoma, the Williston Basin in North Dakota and Montana, Mississippi, and South Texas. More information on Vanguard can be found at www.vnrllc.com.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These forward-looking statements are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management's assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this news release are not guarantees of future performance, and we cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the "Risk Factors" section in our SEC filings and elsewhere in those filings. All forward-looking statements speak only as of the date of this news release. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

This press release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Vanguard's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business.  Accordingly, Vanguard’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

SOURCE: Vanguard Natural Resources, LLC

INVESTOR RELATIONS CONTACT:
Vanguard Natural Resources, LLC
Lisa Godfrey, 832-327-2234
investorrelations@vnrllc.com